Exhibit 1.1

UNDERWRITING AGREEMENT

September 5, 2014

Roth Capital Partners, LLC

As Representative of the several

Underwriters listed on Schedule I

888 San Clemente Drive

Newport Beach, CA  92660

Ladies and Gentlemen:

Golden Minerals Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named on Schedule I hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of up to a total of 3,692,000 units (the “Units”), each unit consisting of (i) one share (each, a “Share”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and (ii) a warrant to purchase one half of a share of Common Stock (each, a “Warrant”). The shares of Common Stock underlying the Warrants are referred to herein as the “Warrant Shares;” the Shares, Warrants and Warrant Shares together are the “Securities.” The Units will not be separately issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately, but will be purchased together in the offering.  Roth Capital Partners, LLC (“Roth”) is acting as representative of the several Underwriters and in such capacity is hereinafter referred to as the “Representative”).

The Company and the Representative hereby confirm their agreement as follows:

1.                                      Registration Statement and Final Prospectus.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-177117) under the Securities Act of 1933 (the “Securities Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement (including post-effective amendments) as may have been required to the date of this Agreement.  Such registration statement, as amended (including any post-effective amendments), has been declared effective by the Commission.  Such registration statement, as amended (including post-effective amendments thereto), the exhibits and any schedules thereto and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations, is herein called the “Registration Statement.”  If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.  The Company will file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement relating to the Securities to the form of prospectus included in the Registration Statement.

As used in this Agreement:

“Base Prospectus” means the prospectus included in the Registration Statement at the time it was declared effective by the Commission, including any documents incorporated therein by reference.

“Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Securities, together with the Base Prospectus attached to or used with such preliminary prospectus supplement, including any documents incorporated therein by reference.

“Prospectus” means the final prospectus supplement, relating to the Securities, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act) that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus attached to or used with such final prospectus supplement, including any documents incorporated therein by reference.

“Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein, and any prospectus supplement.

“Time of Sale” means 9:00 a.m., New York City time, on the date of this Agreement.

“Time of Sale Disclosure Package” means (i) the Statutory Prospectus, and (ii) each Issuer Free Writing Prospectus relating to the offering of the Securities, if any, filed or used by the Company on or before the Time of Sale, all considered together.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data-Gathering, Analysis and Retrieval system.  All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462 Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.                                      Representations and Warranties Regarding the Offering.  The Company represents and warrants to, and agrees with, the Representative, as of the date hereof and as of the Closing Date, except as otherwise indicated, as follows:

(a)                                 At each time of effectiveness, at the date hereof and at the Closing Date, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Disclosure Package as of the date hereof and at the Closing Date, and the Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations.  No order preventing or suspending the effectiveness or use of the Registration Statement or the Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the Knowledge of the Company, are contemplated or threatened by the Commission.  The sale of the Securities is in compliance with the requirements set forth in Instruction I.B.6 of Form S-3.  The term “Knowledge” as used in this Agreement shall mean actual knowledge of the Company’s officers after due and reasonable inquiry.

(b)                                 The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission (except as otherwise disclosed therein or amendments thereto) and none of such documents, when they were filed (or, if amendments to such documents were filed, when such amendments were filed), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.

(d)                                 The financial statements of the Company, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved.  No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the Time of Sale Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.  All disclosures contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act, and Item 10 of Regulation S-K, to the extent applicable.  To the Company’s Knowledge, EKS&H LLP is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(e)                                  The information in the Statutory Prospectus and the Prospectus under the captions “Description of Securities We Are Offering,” “United States Federal Income Tax Considerations,” “Risk Factors,” “The Company,” “Description of Common Stock,” “Description of Warrants,” and “Description of Units,” and the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the captions “Business and Properties,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus of any other Company documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Statutory Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.

(f)                                   The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(g)                                  All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(h)                                 The Securities have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Representative determines, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions.

(i)                                     The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or Warrant Shares.

(j)                                    Subject to Section 5(d) below, the Company represents and warrants that it has not prepared or had prepared on its behalf or used or referred to any Issuer Free Writing Prospectus in connection with the offering.  Subject to Section 5(d) below, the Company has not distributed and the Company will not distribute, prior to the completion of the distribution of the Units, any offering material in connection with the offering other than the Base Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus pursuant to Section 5(d) hereof, the Prospectus and the Registration Statement, and copies of the documents, if any, incorporated by reference therein.

(k)                                 The Company is not and, immediately after giving effect to the offering and sale of the Units, and after giving effect to the issuance of the Warrant Shares upon any exercise of the Warrants, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(l)                                     Any certificate signed by any officer of the Company and delivered to the Representative or to the Representative’s counsel shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

3.                                      Representations and Warranties Regarding the Company.  The Company represents and warrants to and agrees with, the Representative, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, as follows:

(a)                                 The Company and each of its subsidiaries set forth on Exhibit 21.1 of the Company’s annual Report on Form 10-K for the year ended December 31, 2013 (the “Material Subsidiaries”) has been duly organized and is validly existing as a corporation or other legal entity in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Material Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure

Package and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(b)                                 The Company has the power and authority to enter into this Agreement and to issue and sell the Securities as contemplated by this Agreement.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.  No further approval or authority of the stockholders or the Board of Directors of the Company is required for the issuance of the Securities as contemplated herein.

(c)                                  Neither the Company nor any of its Material Subsidiaries is in violation, breach or default under its charter, bylaws or equivalent governing documents, each as amended.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, except for such conflicts, violations, breaches or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or bylaws or any subsidiary’s charter, bylaws or equivalent governing documents.

(d)                                 All consents, approvals, orders, authorizations and filings required on the part of the Company and each of its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than (i) the filing of the prospectus and any supplements thereto pursuant to Rule 424(b), (ii) the conditional approval of the TSX (as defined below) to list the Shares and the Warrant Shares, (iii) the approval of the NYSE MKT to list the Shares and the Warrant Shares, and (iv) such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect, and except that no representation is made as to such as may be required under state or foreign securities laws.

(e)                                  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE MKT (the “NYSE MKT”) and the Toronto Stock Exchange (the “TSX,” and with the NYSE MKT, the “Exchanges”).  The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from either of the Exchanges nor has the Company received any notification that the Commission or either of the Exchanges is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of each of the Exchanges for maintenance of inclusion of the Common Stock on the Exchanges.  When issued, the Shares and the Warrant Shares will have been approved for listing, subject only to official notice of issuance, on the NYSE MKT, and will have been conditionally approved for listing on the TSX.

(f)                                   All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters).  The Shares and Warrants which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable.  The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants and, when issued, delivered and paid for in accordance with the terms of the Warrants, will have been validly issued and will be fully paid and nonassessable.  The capital stock of the Company, including the Common Stock, and the Warrants conform to the descriptions thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(g)                                  All of the issued and outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, except as would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, and except for unmatured obligations that statutorily are otherwise deemed liens, claims or encumbrances, the Company owns directly of record or indirectly, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such subsidiary’s capital stock or other equity interests.  Except (i) as described in the Registration Statement, (ii) for warrants outstanding as of the date hereof, (iii) as granted under the Company’s benefit plans, and (iv) as issuable pursuant to the Private Placement, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock or any other equity interest of the Company or any subsidiary of the Company.  The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and in the Prospectus, each as of the dates thereof.

(h)                                 There are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering or (B) except for the rights granted to certain funds affiliated with The Sentient Group in connection with private placements of the Company’s securities to such funds, otherwise registered by the Company under the Securities Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities, except in each case for such rights that have been duly waived in writing; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement.  Other than (i) the transaction defined and disclosed as the “Private Placement” in the Time of Sale Disclosure Package and Prospectus, (ii) pursuant to outstanding warrants disclosed in the Registration Statement, or (iii) pursuant to outstanding options granted under employee benefit plans, the Company has not committed to issue any securities (debt or equity) to any party.

(i)                                     Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, each of the Company and its Material Subsidiaries has filed all foreign, federal, state and local returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof.  Each of the Company and its Material Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, except for any such taxes that are currently being contested in good faith by appropriate actions and except for such taxes the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.  The provisions for taxes payable, if any, shown on the financial statements filed with or incorporated by reference as part of the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Material Subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Material Subsidiaries, which, if adversely determined, would have a Material Adverse Effect.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(j)                                    At the respective dates as of which information is given, and except as described in, the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations that are material to the Company and its subsidiaries taken as a whole, direct or contingent, or entered into any transactions that are material to the Company taken as a whole, other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing incentive plans, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any Material Adverse Effect.

(k)                                 There is not pending or, to the Knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(l)                                     Neither the Company, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, or any criminal statute during the term of such director or officer’s tenure with the Company, nor, to the Knowledge of the Company, prior to such tenure that is of a nature that would be required to be disclosed pursuant to Item 103 of Regulation S-K with regard to the Company or Item 401 of Regulation S-K with regard to the Company’s officers or directors.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company, other than routine reviews of the Company’s Commission filings which are not to the Company’s Knowledge currently pending with respect to the Prospectus or the Registration Statement.

(m)                             None of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case as would be required to be disclosed pursuant to the requirements of Item 404 of Regulation S-K except as have been disclosed in the Registration Statement.

(n)                                 The Company and each of its Material Subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(o)                                 Other than the Mining Claims, as defined below, the Company and its Material Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those individually or in the aggregate that are not reasonably likely to result in a Material Adverse Effect.  Other than the Mining Claims, all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Company or any of its Material Subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its Material Subsidiaries, and all such leases and subleases are in full force and effect. Neither the Company nor any of its Material Subsidiaries has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Material Subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its Material Subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against the Company or any of its Material Subsidiaries, would not, individually or in the aggregate, result in a Material Adverse Effect. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (“Mining Claims”) that are held by the Company or any of its Material Subsidiaries are fairly and accurately described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and are in good standing, are valid and enforceable, and are free and clear of any material liens or charges.

(p)                                 The Company and each of its Material Subsidiaries owns or possesses or has valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Material Subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, except for such lack of rights as would not, individually or in the aggregate, result in a Material Adverse Effect.  To the Knowledge of the Company, no action or use by the Company or any of its Material Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a Material Adverse Effect.  Neither the Company nor any of its Material Subsidiaries has received any notice alleging any such infringement or fee.

(q)                                 The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.  The Company has established and maintains and periodically evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act).  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and the Company presented in its Annual Report on Form 10-K for the most recently ended fiscal year the conclusions of the Company’s certifying officers about the effectiveness of such disclosure controls and procedures.

(r)                                    Except as described in the Registration Statement, the Company and each of its subsidiaries has complied with, is not in violation of, and, to the Knowledge of the Company, has not received any notice of alleged violation relating to any law, rule or regulation (foreign, federal, state and local) relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (A) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (B) the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations of the Commission thereunder, (C) the Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder (the “FCPA”), and (D) the Employment Retirement Income Security Act of 1974 and the rules and regulations thereunder, in each case except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(s)                                   To the Knowledge of the Company, no director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the FCPA or any equivalent foreign law, rule or regulation applicable to the Company, its subsidiaries or such person.  The Company and its subsidiaries, and, to the Knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(t)                                    Neither the Company nor any of its subsidiaries nor, to the Knowledge of the Company, any director, officer, employee, representative, agent or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.  The Company has taken reasonable actions to and maintains policies designed to prevent the financing of activities of any person currently subject to any U.S. sanctions administered by OFAC.

(u)                                 Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its Material Subsidiaries is in violation of any foreign, federal, state, or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), and (ii) the Company and its Material Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws for their operations as currently conducted and are each in compliance in all material respects with their requirements.  Except for matters disclosed in the Registration Statement, there are no pending or, to the Company’s Knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Material Subsidiaries. There are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Material Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(v)                                 The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(w)                               No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Knowledge of the Company, is imminent that is reasonably likely to result in a Material Adverse Effect.

(x)                                 To the Company’s Knowledge, the information presented from the reports of engineering firms Chlumsky, Armbrust and Meyer (“CAM”) and Runge, Inc. dba RungePincockMinarco (“RPM”) in the Time of Sale Disclosure Package and Prospectus was prepared in accordance with customary industry practices.  Each of CAM and RPM was, as of the dates of the referenced report, and is, as of the date hereof, an independent consultant with respect to the Company.  Neither CAM nor RPM has withdrawn its report or its consent for inclusion of data from and reference to the report in the Company’s Registration Statement, nor has CAM or RPM notified the Company or any of its Material Subsidiaries of any material inaccuracies in the report or material change in the information presented in such report as of the date of the report.

(y)                                 Neither the Company, its Material Subsidiaries nor, to its Knowledge, any other party is in violation, breach or default of any Contract that is reasonably likely to result in a Material Adverse Effect.  No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(z)                                  There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to the Representative or the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Representative’s compensation, as determined by FINRA.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) any FINRA member, or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date of this Agreement.

(aa)                          To the Company’s Knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) owner of 5% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date of this Agreement, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative and its counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(bb)                          Other than the Underwriters, no person has the right to act as a placement agent, underwriter or as a financial advisor in connection with the sale of the Securities contemplated hereby.

4.                                      Purchase and Sale of Units; Delivery of Shares and Warrants.

(a)                                 On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Units to the Underwriters, and the Underwriters agree, severally and not jointly, (i) to purchase from the Company the respective numbers of the Units set forth opposite the names of the Underwriters in the column “Firm Commitment” on Schedule I hereto and (ii) to use best efforts to place with investor(s) the number of Units set forth opposite the names of the Underwriters in the column “Best Efforts” on Schedule I hereto. The purchase price to be paid by the Underwriters to the Company for the Units pursuant to Section 4(a)(i) shall be $0.817 per unit, and the Units placed pursuant to Section 4(a)(ii), if any, shall be sold at the public offering price of $0.86 per unit to investors, provided the Underwriters shall be entitled to retain $0.043 per unit from any such sale.  The Underwriters shall notify the Company prior to or on the Closing Date (as defined below) regarding placement and sale of none, any or all of the Units designated as “Best Efforts” pursuant to Section 4(a)(ii).

(b)                                 The Underwriters agree and acknowledge that the Underwriters will not (i) accept any offers to purchase the Units, the Shares or the Warrants, (ii) solicit any offers to sell the Units, the Shares and the Warrants, and/or (iii) accept any offers to sell the Units, the Shares or the Warrants, from persons resident in any province or territory of Canada or from any person acquiring such Units, Shares or Warrants for the benefit of another person resident in any province or territory of Canada.  The Underwriters further agree and acknowledge that the Shares and the Warrants are not being qualified pursuant to a prospectus for distribution to the public in Canada under applicable Canadian securities laws and are not freely tradable in Canada, and that any certificate representing the Shares and the Warrants will bear, or if the Shares and the Warrants are entered into a direct registration or other electronic book-entry system then the Underwriters acknowledge receipt of notice of such Securities being subject to the restrictions stated in, and the Underwriters agree that the Preliminary Prospectus and the Prospectus may include cautionary wording having similar effect to, the legends (as applicable) set forth below:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE JANUARY 11, 2015;

and in the case of the Shares:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

(c)                                  The Units, in the form of the Shares and the Warrants, will be delivered by the Company to the Representative for the respective accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 10:00 a.m. New York City time, on the third (or if the Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) business day following the date hereof, or at such other time and date as the Representative and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, and the Underwriters shall settle the sale of any Units pursuant to Section 4(a)(ii) as part of the payment and delivery anticipated by this Section 4(c). The time and date of delivery of the Units is referred to herein as the “Closing Date.” Delivery of the Shares shall be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative.  Delivery of the Warrants shall be made via book entry with the warrant agent, and not in physical, certificated form, unless the Representative shall otherwise instruct.

5.                                      Covenants.  The Company covenants and agrees with the Representative as follows:

(a)                                 During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative, the Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), and prior to amending or supplementing the Registration Statement, including the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b)                                 From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or the Prospectus or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b) of the Securities Act).

(c)                                  During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.  If during such period any event occurs the result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement, amend or supplement the Time of Sale Disclosure Package, or supplement the Prospectus to comply with the Securities Act, the Company will promptly notify the Representative and will amend the Registration Statement, amend or supplement the Time of Sale Disclosure Package or supplement the Prospectus so as to correct such statement or omission or effect such compliance.

(d)                                 The Company covenants that it will not, unless it obtains the prior written consent of the Representative, make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.  In the event that the Representative expressly consents in writing to any such free writing prospectus (a “Permitted Free Writing Prospectus”), the Company covenants that it shall (i) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) comply with the requirements of Rule 164 and 433 of the Securities Act applicable to such Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(e)                                  The Company will furnish to the Representative and counsel for the Representative copies of the Registration Statement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f)                                   The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(g)                                  The Company will not take, directly or indirectly, during the Prospectus Delivery Period, any action designed to or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(h)                                 The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery of the Shares, including the reasonable legal fees and expenses of the Underwriter’s counsel, up to a maximum reimbursable amount of $50,000 for such legal expenses and fees, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the delivery of the Securities, (C) all reasonable filing fees and reasonable fees and disbursements of the Representative’s counsel incurred in connection with the qualification of the Securities for offering and sale by the Representative or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate and clearance of the Base Prospectus and the Prospectus with FINRA, (D) the fees and expenses of any transfer agent or registrar, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(i)                                     The Company shall apply the net proceeds from the sale of the Units to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(j)                                    The Company shall maintain its reservation of and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares.

(k)                                 The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending ninety (90) days after the date hereof (“Lock-Up Period”), (A) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (C) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.  The restrictions contained in the preceding sentence shall not apply to (1) the Shares and Warrants to be sold hereunder or in the Private Placement (as defined and disclosed in the Time of Sale Disclosure Package and the Prospectus), (2) the issuance of Common Stock upon the exercise of options or warrants and the vesting of restricted stock awards or units disclosed as outstanding in the Prospectus, (3) the issuance of stock options not exercisable during the Lock-Up Period and the grant, redemption or forfeiture of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Prospectus or as new employee inducement grants, (4) the filing of a registration statement on Form S-3 with the Commission intended to replace the Company’s effective registration statement on Form S-3 (File No. 333-177117), and (5) the administration of transactions pursuant to Rule 10b5-1 plans duly adopted and in effect as of the date of this Agreement.  Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing.

6.                                      Conditions of the Representative’s Obligations.  The obligations of the Representative hereunder are subject to the accuracy, as of the date hereof and at the applicable Closing Date (as if made at the Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)                                 If filing of the Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or otherwise) shall have been complied with to the Representative’s satisfaction.  The Company shall further have prepared and filed with the Commission a Current Report on Form 8-K with respect to the offer and sale of the Securities, including this Agreement as an exhibit thereto.

(b)                                 The Representative shall not have reasonably determined and advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion, is material, or omits to state a fact which, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  On the Closing Date, there shall have been furnished to the Representative an opinion and negative assurance letter of U.S. counsel for the Company and opinions of foreign counsel of the Company, dated the Closing Date and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

(d)                                 On the date hereof the Representative shall have received a letter from EKS&H LLP, dated the date hereof, addressed to the Representative, confirming that they are an independent public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firms of the type ordinarily included in accountants’ “comfort letters”  to underwriters, with respect to the financial information, including any financial information contained in Exchange Act Reports filed by the Company incorporated by reference in the Time of Sale Disclosure Package, and other matters required by the Representative.

(e)                                  On the Closing Date, the Representative shall have received a letter (a “Bring-down Letter”) from EKS&H LLP, addressed to the Representative and dated the Closing Date, confirming, as of the date of such Bring-down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not more than five days prior to the date of such Bring-down Letter), the conclusions and findings of said firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information, and other matters covered by its respective letter delivered to the Underwriters concurrently with the execution of this Agreement pursuant to paragraph (d) of this Section 6.

(f)                                   On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i)                               The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)                            No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to their Knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)                         There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the applicable Closing Date.

(g)                                  On the Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and addressed to the Representative, signed by the secretary of the Company, in her capacity as secretary of the Company, in form and substance satisfactory to the Representative, providing the certified resolutions of the Company’s Board of Directors or a duly constituted and authorized committee thereof, authorizing the execution, delivery and performance of this Agreement and the issuance and sale of the Securities and certifying that there are no pending changes or amendments to the Company’s charter or bylaws.

(h)                                 The Common Stock shall be registered under the Exchange Act and shall be listed on the Exchanges, and the Company shall not have taken any action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Exchanges, nor shall the Company have received any information suggesting that the Commission is contemplating terminating such registration or listing.

(i)                                     The Representative shall have received written lock-up agreements, substantially in the form of Schedule II hereto, of each of the Company’s executive officers, directors and 5% or greater beneficial owners of Common Stock.

(j)                                    An appropriate notification for the issuance of the Shares shall have been furnished to the Exchanges, and satisfactory evidence of such actions shall have been provided to the Representative, which may include oral confirmations from a representative of each of the Exchanges.

(k)                                 FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the issuance and sale of the Securities.

(l)                                     The Company shall have furnished to the Representative and counsel for the Representative such additional documents, certificates and evidence as the Representative or counsel for the Representative may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the applicable Closing Date and such termination shall be without liability of any party to any other party, except that Section 5(h), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7.                                      Indemnification and Contribution.

(a)                                 The Company agrees to indemnify, defend and hold harmless the Representative, its affiliates, directors and officers and employees, and each person, if any, who controls the Representative within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Representative or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or the Prospectus), or any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Units, including any roadshow or investor presentations (whether in person or electronically) (“Marketing Materials”), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Representative for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof.

(b)                                 The Underwriters will indemnify and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing

Materials, in reliance upon and in conformity with written information furnished to the Company by the Representative specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure.  In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on the reasonable advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred; provided, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel).

(d)                                 The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b), above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering or (ii) if the allocation provided by clause (i)

above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriter fees received by the Underwriters, in each case as set forth on the cover page of the Prospectus, bear to the aggregate offering price of the Units set forth on such cover page.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e).  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e).  Notwithstanding the provisions of this subsection (e), the Underwriters shall not be required to contribute any amount in excess of the amount of the fees actually received by the Underwriters from the offering.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                                   The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(g)                                  For purposes of this Agreement, the Representative confirms, and the Company acknowledges, that there is no information concerning the Representative furnished in writing to the Company by the Representative specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, other than the statements regarding the Representative set forth in the “Underwriting” section of the Prospectus and Time of Sale Disclosure Package, only insofar as such statements relate to the amount of selling concession and related activities that may be undertaken by the Representative.

8.                                      Representations and Agreements to Survive Delivery.  All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto including, but not limited to, the agreements of the Representative and the Company contained in Section 5(h) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares by the Representative hereunder.

9.                                      Termination of this Agreement.

(a)                                 The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Company’s Common Stock shall have been suspended by the Commission or NYSE MKT or TSX, or trading in securities generally on NYSE MKT, the New York Stock Exchange, TSX or the NASDAQ shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities generally shall have been required, on the NYSE MKT, the New York Stock Exchange, TSX or the New York Stock Exchange by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal, California or New York state authorities, or (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, which in the Representative’s reasonable judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Units. If this Agreement is terminated pursuant to this Section 9 or the purchase of the Units pursuant to the terms of this Agreement is not consummated for any reason (including pursuant to Section 10), the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable fees and disbursements of counsel up to a maximum of $50,000) incurred by them in connection with the offering of the Securities, except as set forth in Sections 7 and 9 hereof, and the Underwriters will have no further obligation or liability hereunder except as set forth in Section 7 hereof.

(b)                                 If the Representative elects to terminate this Agreement as provided in this Section, the Company shall be notified promptly by the Representative by telephone, confirmed promptly thereafter by letter.

10.                               Default by an Underwriter.  If on or prior to the Closing Date any Underwriter shall fail or refuse to purchase Units that it has agreed to purchase hereunder and the aggregate number of Units which such defaulting Underwriter agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Units to be purchased on such date, the Representative may make arrangements reasonably satisfactory to the Company for the purchase of such Units by other persons, but if no such arrangements are made by the Closing Date, the other Underwriter(s) shall be obligated, severally and not jointly, in the proportions that the number of Units set forth opposite their respective names on Schedule I bears to the aggregate number of Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.  If on or prior to the Closing Date any Underwriter shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs exceeds 10% of the aggregate number of Units to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Units are not made within 48 hours after such default, the Representative may terminate this Agreement; but nothing herein shall relieve a defaulting Underwriter from liability for its default.  In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or any other documents or arrangements may be effected.

11.                               Notices.  Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or faxed to Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, California, 92660 facsimile number: (949) 720-7227, Attention:  John Dalfonsi; with a copy (which shall not constitute notice) to Shoshannah D. Katz, K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614 and if to the Company, shall be mailed, delivered or faxed to it at Golden Minerals Company, 350 Indiana Street, Suite 800, Golden, Colorado, 80401, facsimile number: (303) 839-5907, Attention: President; with a copy (which shall not constitute notice) to Deborah Friedman, Davis Graham & Stubbs LLP, 1550 17th Street, Suite 500, Denver, Colorado 80202, or in each case to such other address as the person to be notified may have requested in writing.  Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained.  The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares.

13.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Securities were established by the Underwriters following discussions and arms-length negotiations, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that the Underwriters are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Underwriters, and not on behalf of the Company.

14.                               No Limitations; Independence.  Nothing in this Agreement shall be construed to limit the ability of the Underwriters or its affiliates to (a) trade in the Company’s or any other company’s securities or publish research on the Company or any other company, subject to applicable law, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their investment banking divisions and are subject to certain regulations and internal policies regarding segregation and independence, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking divisions. The Company acknowledges that the Underwriters’ have not made any commitments to the Company regarding favorable research or a specific rating or price target from their respective research analysts and research departments in connection with the transactions contemplated by this Agreement.

15.                               Amendments and Waivers.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, provided, the Representative may execute on behalf of and bind the Underwriters.  The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

16.                               Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

17.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

18.                               Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission and electronic mail attaching a portable document file (.pdf)) in one or more counterparts and, if executed and delivered in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company and the Representative in accordance with its terms.

Very truly yours,

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Senior Vice President & Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative on behalf of itself and the other several Underwriters named in Schedule I hereto as of the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:	/s/ Aaron M. Gurewitz
Name: Aaron M. Gurewitz
Title: Head of Equity Capital Markets

SCHEDULE I

Underwriters

Underwriter	Number of Units - “Firm Commitment”	Number of Units - “Best Efforts”
Roth Capital Partners, LLC	2,844,000	478,800
H.C. Wainwright & Co., LLC	316,000	53,200
Total	3,160,000	532,000

Total Units Issuable: 3,692,000

SCHEDULE II

Form of Lock Up Agreement

LOCK-UP AGREEMENT

September     , 2014

Roth Capital Partners, LLC

888 San Clemente Dr.

Newport Beach, CA 92660

Re:                             Golden Minerals Company (the “Company”)

Ladies and Gentlemen:

The undersigned is an officer or director of the Company and an owner of record or beneficially of certain shares of common stock of the Company, $0.01 par value per share (“Common Stock”), or securities convertible into, exchangeable, or exercisable for Common Stock (“Securities”).  The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”), with you as the underwriter, with respect to the public offering of Common Stock and/or Securities (the “Offering”).  The undersigned acknowledges that the Offering will be of benefit to the undersigned.  The undersigned also acknowledges that you will rely on the representations and agreements of the undersigned contained in this letter in connection with entering into the Underwriting Agreement and performing your obligations thereunder.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without your prior written consent (which consent may be withheld in your sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise, whether by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any shares of Common Stock and/or Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date of the Underwriting Agreement and continuing through the close of trading on the date ninety (90) days following the date of the Final Prospectus Supplement, as defined in the Underwriting Agreement, subject to adjustment as discussed below (the “Lock-up Period”), provided, however, that the undersigned may (i) complete one or more gift transfers of shares of Common Stock and/or Securities to immediate family member(s) (as defined in Item 404(a) of Regulation S-K under the Exchange Act) who agree in writing to be similarly bound for the remainder of the Lock-up Period, (ii) transfer shares of Common Stock and/or Securities by will or the laws of descent and distribution or to one or more trusts for bona fide estate planning purposes, or (iii) transfer shares of Common Stock and/or Securities to the Company or as may be required under any benefit plan of the Company, including without limitation Dispositions pursuant to a Rule 10b5-1 plan duly adopted and in effect as of the date hereof, in each case without prior written consent and upon three (3) business days’ written notice to you.  A copy of the Rule 10b5-1 plan to which the undersigned is a party is attached hereto as Exhibit A, which constitutes the notice to you required pursuant to this letter of any and all Dispositions under such plan.  For the avoidance of doubt, nothing herein shall prevent the undersigned from, or restrict the ability of the undersigned to (a) purchase shares of Common Stock on the open market or under an employee stock purchase plan of the Company or (b) exercise any options or other convertible securities granted under any benefit plan of the Company, provided that the resulting shares of Common Stock remain bound by this Agreement for the remainder of the Lock-Up Period.

The foregoing restrictions have been expressly agreed to preclude the holder of shares of Common Stock and/or the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of shares of Common Stock or Securities during the Lock-up Period, even if such shares of Common Stock or Securities would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale, or grant of any right (including, without limitation, any put or call option) with respect to any shares of Common Stock or Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to, or derives any significant part of its value from shares of Common Stock or Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless you waive, in writing, such extension.  Roth Capital Partners, LLC agrees to waive such extension if the provisions of NASD Rule 2711(f)(4) or any applicable successor rule are not applicable to the Offering.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

Nothing in this Lock-up Agreement shall constitute an obligation to purchase shares of Common Stock or Securities of the Company.  If the Underwriting Agreement does not become effective by September 15, 2014, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature Page to Lockup Agreement]

EXHIBIT A

Rule 10b5-1 Plan